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                        SECURTIES AND EXCHANGE COMMISION
                             Washington, D.C. 20549
                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                September 1, 2004



                         WIRELESS XCESSORIES GROUP, INC.
             (exact name of registrant as specified in its charter)



           Delaware                   0-27994                     13-383-5420
  (State or other jurisdiction      (Commission                  (IRS Employer
       of incorporation)            File Number)                  Indent. No.)



         1840 County Line Road
    Huntingdon Valley, Pennsylvania                                  19006
(Address of principal executive offices)                           (Zip Code)



               Registrant's telephone number, including area code
                                  215-322-4600







                                 Not applicable
          (Former name or former address, if changed since last report)



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ITEM 8.01-OTHER EVENTS AND OTHER DISCLOSURES:

Wireless Xcessories Group, Inc. designs and distributes a range of accessories for cellular phones throughout the United States and Canada. The Company offers in excess of 2,000 items that include rechargeable batteries, personal and vehicle hands free kits, portable and vehicle antennas, in-car and travel chargers, plain and colored carrying cases, fashionable accessory faceplates and colored housings. The Company sells to dealers, distributors, communication carriers, and mass merchandisers through an in-house sales force and directly from its website, www.wirexgroup.com. Wireless Xcessories also creates customized e-commerce websites for its dealers and produces 3 product line catalogs that are circulated nationally and internationally.

On January 11, 2001, The Board of Directors of the Company approved a Company Stock Buy Back plan whereby the Company will repurchase a total of up to 500,000 shares of Wireless Xcessories Group, Inc. Common stock at a cost not to exceed $250,000. On August 12, 2004, the Board of Directors approved by resolution an increase in the number of shares authorized to be repurchased under this program to 1,250,000 at a cost not to exceed $1,000,000. As of August 27, 2004, the total shares re-purchased under this program was 981,785 at a cost of approximately $ 500,000.





























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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Corporations has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                                              WIRELESS XCESSORIES GROUP, INC.

Date:  September 1, 2004                      By:   /s/    Stephen Rade
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                                                    Stephen Rade
                                                    Chief Executive Officer





Date:  September 1, 2004                      By:   /s/    Ronald E. Badke
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                                                    Ronald E. Badke
                                                    Chief Financial Officer
























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